EXHIBIT 23.4

INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in this Registration Statement of Cadapult Graphic Systems, Inc. on Amendment No. 3 to Form SB-2 of our reports dated August 13, 1998 relating to the financial statements of BBG Technologies, Inc. as of and for the periods ended March 12, 1998 and December 31, 1997.We also hereby consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ RUCCI, BARDARO + BARRETT, P.C.
RUCCI, BARDARO + BARRETT, P.C.
Certified Public Accountants
Malden, Massachusetts

April 26, 2000